1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683
For Immediate Release
August 4, 2005
SUNCOM WIRELESS REPORTS SECOND-QUARTER 2005 RESULTS
Service Revenue Rises to $166.5 Million
Integration of AT&T Wireless Customers Substantially Complete
BERWYN, Pa., August 4 – SunCom Wireless Holdings, Inc (NYSE: TPC) today reported second-quarter service revenue rose to $166.5 million, supported by average revenue per user (ARPU) of $56.73 and higher ending subscribers of 965,106. Adjusted EBITDA was $7.9 million, reflecting the one-time costs of integrating former AT&T Wireless customers, while net cash used by operations was $47.8 million.
“During the second quarter, we made significant progress on AT&T Wireless network integration and customer migration to the SunCom Wireless systems,” said Michael E. Kalogris, chairman and chief executive officer of SunCom Wireless. “The company also assumed operation of the former AT&T Wireless networks in North Carolina and Puerto Rico, and at the beginning of August substantially completed the migration of the AT&T Wireless customers to the SunCom Wireless system.”
“With the extraordinary efforts of all of our employees, we met the operational challenges of migrating customers, which required us to reach all former AT&T Wireless customers to re-set or upgrade their handsets,” Kalogris said. “The migration represented an unavoidable inconvenience for many of our customers, resulting in higher churn and migration expenses of $20.2 million in the second quarter, with additional expenses of approximately $10 million anticipated in the third quarter.”
“2005 has been and remains a transitional year for the company. We have now substantially completed the major tasks related to the transaction with Cingular and AT&T Wireless and established the foundation necessary to take advantage of our significant growth opportunities,” Kalogris said. “As of August 1, over 95% of our customers are now being served by our own operations and our own customer care. Despite the monumental task of migrating customers, we remained focused on growing the business. We attracted record second-quarter gross customer additions as the SunCom Wireless brand has built momentum, and we opened six new stores.”
Recent Event:
Tower Sale – On June 30, the company completed the sale of 157 wireless communications towers to Global Signal Inc. for approximately $49.5 million. Closing on the remaining 12 towers for approximately $4.3 million is expected in the third quarter. The company announced the agreement in March to sell 169 towers, which includes a 10-year master lease for SunCom to continue using the towers.
Financial Highlights: (Refer to Schedule 1 for a reconciliation of non-GAAP financial measures)
•	Adjusted EBITDA in the second quarter was $7.9 million, compared with $56.8 million in the year-earlier quarter. Net cash used by operating activities was $47.8 million in the second quarter, compared with $18.4 million in the second quarter of 2004.
•	Second-quarter total revenue of $212.9 million was flat compared with $212.5 million a year earlier. Service revenue in the recent quarter rose to $166.5 million, representing a 2.3% increase from $162.8 million in the first quarter of 2005. Roaming revenue was $23.0 million, compared with $38.5 million a year earlier, reflecting the lower rate and decreased minutes associated with the agreement with Cingular that took effect in the fourth quarter of 2004.
•	ARPU was $56.73, essentially flat from $56.68 in the second quarter of 2004.
•	Subscribers at the end of the second quarter were 965,106, compared with 919,073 a year earlier. Churn in the quarter was 3.2%, largely stemming from the negative impact of the AT&T Wireless customer migration to our network.
•	Cost per gross addition (CPGA) was $427 in the second quarter, compared with $439 in the second quarter of 2004. The recent quarter’s CPGA reflects the benefit of leveraging our fixed costs from higher gross additions in the quarter.
•	Capital expenditures in the quarter were $14.5 million, compared with $23.4 million in the year-earlier period.
•	The company ended the second quarter with $450.9 million of cash and short-term investments.
SunCom Wireless, based in Berwyn, Pennsylvania, is licensed to provide digital wireless communications services in an area covering 14.3 million people in the Southeastern United States and 4.0 million people in Puerto Rico and the U.S. Virgin Islands.
For more information on SunCom Wireless and its products and services, visit the company’s website at www.suncom.com. Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be “forward-looking statements.” Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents SunCom Wireless files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact:	Media Contact:
Steve Somers, CFA	Karen Rountree
Director of Investor Relations	Public Relations Manager
610-651-5900	804-364-7334
ssomers@suncom.com	krountree@suncom.com

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	December 31,	June 30,
	2004	2005
ASSETS:
Current assets:
Cash and cash equivalents	$10,509	$40,856
Short-term investments	492,600	410,000
Accounts receivable, net of allowance for doubtful accounts of $7,585 and $13,528, respectively	79,290	100,950
Accounts receivable – roaming partners	18,348	44,778
Inventory, net	18,216	20,211
Prepaid expenses	11,611	15,738
Other current assets	13,029	19,843

Total current assets	643,603	652,376

Long term assets:
Property and equipment, net	814,127	732,929
Intangible assets, net	984,052	936,691
Other long-term assets	5,180	4,881

Total assets	$2,446,962	$2,326,877

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$85,896	$105,647
Accrued liabilities	81,997	72,542
Current portion of long term debt	3,484	3,178
Other current liabilities	23,984	23,997

Total current liabilities	195,361	205,364

Long-term debt:
Capital lease obligations	269	946
Senior secured term loan	247,500	246,250
Senior notes	712,055	712,590

Total senior long-term debt	959,824	959,786

Subordinated notes	728,494	729,395

Total long-term debt	1,688,318	1,689,181

Deferred income taxes, net	136,937	142,173
Deferred revenue	659	1,160
Deferred gain on sale of property and equipment	19,099	51,898
Other long-term liabilities	2,013	2,165

Total liabilities	2,042,387	2,091,941

Commitments and contingencies	—	—
Non-controlling interest –variable interest entity	116	116

Stockholders’ equity
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2004 and June 30, 2005	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2004 and June 30, 2005	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 62,907,433 shares issued and 61,933,556 shares outstanding as of December 31, 2004 and 64,032,992 shares issued and 63,019,682 shares outstanding as of June 30, 2005	619	630
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2004 and June 30, 2005	79	79
Additional paid-in capital	613,600	615,175
Accumulated deficit	(193,638)	(369,678)
Common stock held in trust	(94)	(101)
Deferred compensation	(14,732)	(9,910)
Class A common stock held in treasury, at cost (973,877 and 1,013,310 shares, respectively)	(1,375)	(1,375)

Total stockholders’ equity	404,459	234,820

Total liabilities and stockholders’ equity	$2,446,962	$2,326,877

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Revenues:
Service	$155,454	$166,479	$303,122	$329,328
Roaming	38,520	22,978	72,156	46,809
Equipment	18,515	23,423	35,171	40,696

Total revenue	212,489	212,880	410,449	416,833

Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $39,204 and $55,590 for the three months ended June 30, 2004 and 2005, respectively, and $73,421 and $95,043 for the six months ended June 30, 2004 and 2005, respectively, and excluding non-cash compensation of $800 and $260 for the three months ended June 30, 2004 and 2005, respectively, and $1,626 and $410 for the six months ended June 30, 2004 and 2005, respectively)	63,777	64,744	122,942	126,394
Cost of equipment	31,818	49,511	64,343	84,157
Selling, general and administrative (excluding depreciation of $3,719 and $2,830 for the three months ended June 30, 2004 and 2005, respectively, and $7,603 and $5,868 for the six months ended June 30, 2004 and 2005, respectively, and excluding non-cash compensation of $5,092 and $2,103 for the three months ended June 30, 2004 and 2005, respectively, and $9,868 and $5,991 for the six months ended June 30, 2004 and 2005, respectively)	60,117	90,707	123,164	167,156
Non-cash compensation	5,892	2,363	11,494	6,401
Depreciation and asset disposal	42,923	58,420	81,024	100,911
Amortization	1,744	15,616	3,602	32,572

Income (loss) from operations	6,218	(68,481)	3,880	(100,758)
Interest expense	(30,932)	(37,224)	(62,258)	(74,003)
Other expense	—	—	—	(148)
Interest and other income	265	3,699	571	6,874

Loss before taxes	(24,449)	(102,006)	(57,807)	(168,035)
Income tax provision	(3,483)	(4,123)	(6,857)	(8,005)

Net loss	(27,932)	(106,129)	(64,664)	(176,040)
Accretion of preferred stock	(3,656)	—	(7,164)	—

Net loss applicable to common stockholders	($31,588)	($106,129)	($71,828)	($176,040)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($0.47)	($1.56)	($1.07)	($2.59)

Weighted average common shares outstanding (Basic and Diluted)	67,198,465	67,987,787	67,014,294	67,845,251

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2004	2005
Cash flows from operating activities:
Net loss	($64,664)	($176,040)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of effects from acquisitions and divestitures:
Depreciation, asset disposal and amortization	84,626	133,483
Deferred income taxes	6,026	7,624
Accretion of interest	1,667	2,176
Bad debt expense	3,815	3,686
Non-cash compensation	11,494	6,401
Other non-operating losses	—	148

Change in operating assets and liabilities:
Accounts receivable	(9,735)	(36,145)
Inventory	(9,630)	(1,995)
Prepaid expenses and other current assets	(1,962)	(11,080)
Intangible and other assets	1,723	350
Accounts payable	(3,620)	28,416
Accrued payroll and liabilities	(6,211)	1,265
Deferred revenue	79	(730)
Accrued interest	(86)	(496)
Other liabilities	200	1,160

Net cash provided by (used in) operating activities	13,722	(41,777)

Cash flows from investing activities:
Purchase of available for sale securities	(160,350)	(1,136,250)
Proceeds from sale of available for sale securities	202,750	1,218,850
Proceeds from sale of property and equipment	532	45,619
Capital expenditures	(40,108)	(43,230)
Other	(8)	(1,143)

Net cash provided by investing activities	2,816	83,846

Cash flows from financing activities:
Payments under senior secured term loan	—	(1,250)
Change in bank overdraft	(10,048)	(9,816)
Principal payments under capital lease obligations	(833)	(628)
Other	(67)	(28)

Net cash used in financing activities	(10,948)	(11,722)

Net increase in cash and cash equivalents	5,590	30,347

Cash and cash equivalents, beginning of period	3,366	10,509

Cash and cash equivalents, end of period	$8,956	40,856

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted EBITDA	2004	2005	2004	2005
		(Dollars in thousands)
Net cash provided by (used in) operating activities	($18,384)	(47,787)	$13,722	(41,777)
Change in operating assets and liabilities	47,006	24,788	29,242	19,255
Deferred income taxes	(3,053)	(3,866)	(6,026)	(7,624)
Interest expense	30,932	37,224	62,258	74,003
Accretion of interest	(842)	(1,064)	(1,667)	(2,176)
Interest and other income	(265)	(3,699)	(571)	(6,874)
Bad debt expense	(2,100)	(1,801)	(3,815)	(3,686)
Income tax expense	3,483	4,123	6,857	8,005

Adjusted EBITDA	$56,777	7,918	$100,000	39,126
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Average revenue per user (ARPU)	2004	2005	2004	2005
	(Dollars in thousands, except ARPU)
Service revenue	$155,454	$166,479	$303,122	$329,328
Subscriber retention credits	901	690	2,211	1,345
Revenues not generated by wireless subscribers	—	(3,248)	—	(6,532)

Adjusted service revenue	$156,355	$163,921	$305,333	$324,141

Average subscribers	919,490	963,117	913,386	959,776
ARPU	$56.68	$56.73	$55.71	$56.29
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for the year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
CCPU and CPGA	2004	2005	2004	2005
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$63,777	$64,744	$122,942	$126,394
General and administrative expense	36,818	56,976	72,510	99,086
Total cost of equipment – transactions with existing subscribers	10,258	24,163	22,328	37,935

CCPU operating expenses	110,853	145,883	217,780	263,415

Selling expense (1)	23,299	33,731	50,654	68,070
Total cost of equipment – transactions with new subscribers (1)	21,560	25,348	42,015	46,222

CPGA operating expenses	44,859	59,079	92,669	114,292

Non-cash compensation	5,892	2,363	11,494	6,401
Depreciation and asset disposal	42,923	58,420	81,024	100,911
Amortization	1,744	15,616	3,602	32,572

Total operating expenses	206,271	281,361	406,569	517,591

CCPU operating expenses (from above)	110,853	145,883	217,780	263,415
Equipment revenue – transactions with existing subscribers	(5,093)	(5,363)	(9,596)	(10,083)

CCPU costs, net	$105,760	$140,520	$208,184	$253,332

Average subscribers	919,490	963,117	913,386	959,776
CCPU	$38.34	$48.63	$37.99	$43.99

CPGA operating expenses (from above)	$44,859	$59,079	$92,669	$114,292
Equipment revenue – transactions with new subscribers	(13,422)	(18,060)	(25,575)	(30,613)

CPGA costs, net	$31,437	41,019	$67,094	$83,679

Gross subscriber additions	71,596	95,991	159,810	188,302
CPGA	$439	$427	$420	$444
We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation and asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.
We believe CPGA is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SUBSCRIBERS BY GEOGRAPHICAL LOCATION

	December 31, 2004	June 30, 2005

Domestic subscribers	710,528	716,028
Puerto Rico subscribers	241,217	249,078

Total SunCom subscribers	951,745	965,106